Exhibit 5.5

Please respond to: Capitol Square Office

Direct Line: 608-283-5623

Email: pac@dewittross.com

September 11, 2013

ADS Waste Holdings, Inc.

90 Fort Wade Road

Ponte Vedra, FL 32801

RE:	Registration Statement on Form S-4 of ADS Waste Holdings, Inc.

Ladies and Gentlemen:

We have acted as special Wisconsin counsel to the Covered Wisconsin Subsidiary Guarantors listed on Schedule A hereto (collectively the “Wisconsin Guarantors”), in connection with the preparation and filing by ADS Waste Holdings, Inc., a Delaware corporation (the “Company” and the parent of the Wisconsin Guarantors), of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s 8  1⁄4% Senior Notes due 2020 (the “Exchange Notes”) and the full and unconditional (subject to certain agreed-upon exceptions) guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as guarantors, which includes the Wisconsin Guarantors (the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $550,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8  1⁄4% Senior Notes due 2020 issued on October 9, 2012 (the “Old Notes”), which have not been registered under the Securities Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an indenture, dated as of October 9, 2012 (as amended and supplemented, the “Indenture”), among ADS Waste Escrow Corp. and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In our capacity as special counsel to the Wisconsin Guarantors, we have reviewed originals or copies of the following documents:

(a)	The Indenture, including the Exchange Note Guarantees.

(b)	A specimen of the Exchange Notes.

ADS Waste Holdings, Inc.

September 11, 2013

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The registration rights agreement, dated as of October 9, 2012, among the Company and Deutsche Bank Securities Inc., as representative of the several Initial Purchasers named therein.

In rendering this opinion, we have, with your permission, relied on certificates of government officials and, as to certain factual matters, the officer’s certificate annexed hereto as Exhibit A (the “Officer’s Certificate”) and assumed, without investigation, verification or inquiry, that: (i) all natural persons who are signatories to the documents reviewed by us were legally competent at the time of execution; (ii) all signatures on the documents reviewed by us are genuine; and (iii) the copies of all documents submitted to us are accurate and complete, each such document that is original is authentic, and each such document that is a copy conforms to an authentic original.

In connection with the preparation of this opinion, we have reviewed, among other things, (i) the articles of incorporation and by-laws, limited liability company agreement or other charter document of each Wisconsin Guarantor, as amended and referenced in the Officer’s Certificate (collectively, the “Organizational Documents”), (ii) certain resolutions adopted by unanimous written consent of each Wisconsin Guarantor’s board of directors, referenced in the Officer’s Certificate (the “Authorizing Resolutions”), and (iii) executed copies of the Indenture.

Opinions

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. Based solely on a certificate of the Wisconsin Department of Financial Institutions, each Wisconsin Guarantor is a corporation or limited liability company validly existing under the laws of the State of Wisconsin. Each Wisconsin Guarantor has filed its most recent required annual report, and has not filed articles of dissolution, with the Wisconsin Department of Financial Institutions.

ADS Waste Holdings, Inc.

September 11, 2013

2. Each Wisconsin Guarantor has the power and authority to create the obligations applicable to them under the Opinion Documents.

3. Each Wisconsin Guarantor’s execution and delivery of, and the performance of its obligations under, the Opinion Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each Wisconsin Guarantor.

4. To the extent each Wisconsin Guarantor’s execution and delivery of the Indenture is governed by Wisconsin law, each Wisconsin Guarantor has duly executed and delivered the Indenture.

This opinion letter is rendered to you in connection with the Exchange Offer.

The foregoing opinions are subject to the following additional assumptions and qualifications:

A. Except for records of the Wisconsin Guarantors referenced in the Officer’s Certificate and a certificate of status of the Wisconsin Guarantors issued by the Wisconsin Department of Financial Institutions, we have not examined the records of each Wisconsin Guarantor, any other guarantor, any Issuer, the Trustee, any lender or noteholder, or any court or any public, quasi-public, private, or other office in any jurisdiction, and our opinions are subject to matters that an examination of such records would reveal.

B. We have made no examination of, and express no opinion as to, whether or not each Wisconsin Guarantor is in compliance with any representations or warranties, affirmative or negative covenants, or other obligations contained in the Guarantees, the Indenture or any agreement, instrument or document executed in connection therewith.

The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction (including, without limitation, the federal laws of the United States of America). These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation to update or supplement these opinions after the date of effectiveness of the Registration Statement to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

ADS Waste Holdings, Inc.

September 11, 2013

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder. Subject to the foregoing, this opinion letter is furnished to you and may be relied upon by Shearman & Sterling LLP in connection with the Exchange Offer and the filing of the Registration Statement

Very truly yours,

DeWitt Ross & Stevens s.c.

/s/ Paul A. Croake

Paul A. Croake

PAC:sf

SCHEDULE A

Wisconsin Guarantors

No.	Entity
1.	MWStar Waste Holdings Corp.

2.	Advance Disposal Services Midwest, LLC

3.	Advance Disposal Services Solid Waste Leasing Corp.

4.	Advance Disposal Services Solid Waste Midwest, LLC

5.	Advance Disposal Services Cranberry Creek Landfill, LLC

6.	Advance Disposal Services Emerald Park Landfill, LLC

7.	Land & Gas Reclamation, Inc.

8.	Landsouth, Inc.

9.	Advance Disposal Services Seven Mile Creek Landfill, LLC

10.	Advance Disposal Services Glacier Ridge Landfill, LLC

11.	Advance Disposal Services Hickory Meadows Landfill, LLC

12.	Summit, Inc.

13.	South Suburban, LLC

14.	Advance Disposal Services Valley Meadows Landfill, LLC

15.	Advance Disposal Services Mallard Ridge Landfill, Inc.

EXHIBIT A

CERTIFICATE

The undersigned, being an authorized agent of each of the Wisconsin Entities (defined below), in such capacity and not individually, hereby represents and certifies to DeWitt Ross & Stevens S.C. (“DeWitt”), in order to induce DeWitt to issue its legal opinion letter (the “Opinion Letter”) to ADS Waste Holdings, Inc. (the “Company”) in connection with preparation and filing by the Company of a Registration Statement on Form S-4 with the United States Securities and Exchange commission relating to the issuance of the Company’s 8 1⁄4% Senior Note due 2020 and the full and unconditional guarantees on a senior unsecured bases, of the payment of principal and interest on the Exchange Notes by the Wisconsin Guarantors listed on Schedule A (the “Transactions”), as follows:

(a) The undersigned is authorized to provide this certificate on behalf of the Wisconsin corporations and limited liability companies listed on the attached Schedule A (individually, a “Wisconsin Entity”, and collectively, the “Wisconsin Entities”).

(b) This Certificate is provided to DeWitt for reliance by it in connection with its rendering the Opinion Letter to the Company in connection with the Transactions.

(c) The Articles of Incorporation, Bylaws, Articles of Organization and Operating Agreements (and any amendments) for each of the Wisconsin Entities transmitted to DeWitt by Sherman & Sterling LLP on August 22, 2013 (the “Organizational Documents”) are in full force and effect and have not been revoked, further amended or superseded as of the date hereof. The status of each Wisconsin Entity has not changed since the date of the Certificate of Status issued by the Wisconsin Department of Financial Institutions for each Wisconsin Entity obtained by DeWitt.

(d) To the undersigned’s knowledge, no circumstances have occurred or exist which have triggered or will trigger the dissolution of any Wisconsin Entity and to the undersigned’s knowledge, each Wisconsin Entity continues to exist as of the date hereof.

(e) Each Wisconsin entity has duly adopted resolutions (the “Authorizing Resolutions”) authorizing the execution, delivery and performance by each Wisconsin Entity of the Opinion Documents to which it is a party and such Authorizing Resolutions have not been revoked or rescinded.

Capitalized terms used herein, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Opinion Letter.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 11th day of September, 2013.

Name:
Title:

SCHEDULE A

Wisconsin Entities

No.	Entity
1.	MWStar Waste Holdings Corp.

2.	Advance Disposal Services Midwest, LLC

3.	Advance Disposal Services Solid Waste Leasing Corp.

4.	Advance Disposal Services Solid Waste Midwest, LLC

5.	Advance Disposal Services Cranberry Creek Landfill, LLC

6.	Advance Disposal Services Emerald Park Landfill, LLC

7.	Land & Gas Reclamation, Inc.

8.	Landsouth, Inc.

9.	Advance Disposal Services Seven Mile Creek Landfill, LLC

10.	Advance Disposal Services Glacier Ridge Landfill, LLC

11.	Advance Disposal Services Hickory Meadows Landfill, LLC

12.	Summit, Inc.

13.	South Suburban, LLC

14.	Advance Disposal Services Valley Meadows Landfill, LLC

15.	Advance Disposal Services Mallard Ridge Landfill, Inc.